Exhibit 99.1

Endurance Specialty Holdings Reiterates Strategic Logic and Significant Premium in Acquisition of Aspen Insurance

PEMBROKE, Bermuda, April 21, 2014 – Endurance Specialty Holdings Ltd. (NYSE: ENH) today said that the vehement refusal of Aspen Insurance Holdings Limited (NYSE: AHL) to consider its $3.2 billion proposal continues to deny its shareholders the ability to receive a highly attractive premium and an ongoing stake in a global industry leader.

Michael J. McGuire, Chief Financial Officer of Endurance, said: “Having already rejected our proposal, Aspen’s defensive statement simply repeats inaccurate characterizations and ignores the plain fact that we are offering its shareholders significant value for their shares and the opportunity to participate in a larger, superior organization going forward. This is another clear sign of an entrenched Board and management that is not aligned with shareholder interests.

“Endurance remains clearly intent on consummating a transaction and not, as Aspen claims, just ‘kicking the tires.’ Aspen well knows that customary due diligence is no roadblock and would not present any impediment to closing a negotiated transaction. Moreover, the broad range of Aspen and Endurance shareholders with whom we have been speaking agree with the strategic rationale and financial benefits we outlined. This stands in stark contradiction to Aspen’s mischaracterization of market sentiment, which we strongly question,” Mr. McGuire added.

The company also noted the following:

•	Highly attractive premium for an underperforming company – Aspen’s “go it alone” strategy is cold comfort to investors looking at receiving a significant premium for their shares, given that Aspen has meaningfully underperformed Endurance and its peers since 2009 in combined ratio, return on equity, and growth in book value per share.

•	Endurance alignment with shareholders – Aspen simply cannot assert meaningful alignment of interests with shareholders given the paucity of the board and management’s ownership stake, both individually and collectively. This contrasts dramatically with Chairman and CEO John Charman’s substantial ownership stake in Endurance as well as his commitment to purchase $25 million of additional shares in connection with the transaction. In fact, insider ownership of Endurance totals 4.7 percent vs. 1.4 percent for Aspen, a sharp disparity.

•	Financing strength and commitment – In addition to the significant financial strength and liquidity of Endurance’s balance sheet, it has secured an equity commitment from industry-leading institutional investors to fund part of the cash consideration of the transaction. The equity commitment is a strong validation of Endurance and the strategic, operational, and financial merits of the proposed transaction.

•	Unparalleled Lloyd’s expertise and insight – Mr. John Charman has 30 years of experience in Lloyd’s, including as founder of the first Lloyd’s syndicate backed by corporate capital and as Senior Deputy Chairman at the Council of Lloyd’s during its financial crisis. Try as Aspen may to distort a year-old comment, the fact remains that he is and has always been a strong supporter of a well capitalized, larger Lloyd’s operation, which is what the combined Endurance-Aspen platform would be.

•	Cultural strength and compatibility – The significant inflow of world-class talent that Endurance has attracted in the past year from across the industry is a strong testament to the winning culture it has created. The combined company will have greater scale and market presence that will create expanded opportunities. In the face of that, assertions about cultural issues and dis-synergies impeding the operation of the combined company are unfounded.

Mr. McGuire concluded: “We remain fully committed to delivering our highly attractive premium to Aspen shareholders. To date, we have taken a deliberate approach, allowing Aspen ample opportunity at each step to engage with us for the benefit of their shareholders. We will continue to take the steps necessary to make sure Aspen shareholders have the opportunity to realize a significant premium for their shares, even in the face of the misguided resistance of Aspen’s board.”

For additional information about Endurance’s proposal to acquire Aspen, including a slide presentation for investors, please visit www.endurance-aspen.com or ir.endurance.bm.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, professional lines, property, and casualty and other specialty lines of insurance and catastrophe, property, casualty, professional liability and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition of Aspen (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013. Additional risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether Endurance will be able to enter into or consummate the transaction on the terms set forth in the proposal, the risk that our or Aspen’s shareholders do not approve the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, uncertainty as to the actual premium of the Endurance share component of the proposal that will be realized by Aspen shareholders in connection with the transaction, competitive responses to the transaction, the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, the risk that the conditions to the closing of the transaction are not satisfied, costs and difficulties related to the integration of Aspen’s businesses and operations with Endurance’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Regulation G Disclaimer

In this press release, Endurance has included certain non-GAAP measures. Endurance management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the proposed transaction in a manner that allows for a more complete understanding. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. For a complete description of non-GAAP measures and reconciliations, please review the Investor Financial Supplement on Endurance’s website at www.endurance.bm.

Return on Equity (ROE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances for stated periods.

Third Party-Sourced Information

Certain information included in this press release has been sourced from third parties. Endurance does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.

All information in this press release regarding Aspen, including its businesses, operations and financial results, was obtained from public sources. While Endurance has no knowledge that any such information is inaccurate or incomplete, Endurance has not had the opportunity to verify any of that information.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

All references in this press release to “$” refer to United States dollars.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts:

Endurance Specialty Holdings Ltd.

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

Media Relations

Ruth Pachman and Thomas Davies

Kekst and Company

Phone: 212 521 4891/4873

Email: Ruth-Pachman@kekst.com and Tom-Davies@kekst.com

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